As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Construction Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0758017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(334) 673-9763

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Owens

President and Chief Executive Officer

Construction Partners, Inc.

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(334) 673-9763

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Greg R. Samuel

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	2,300,000	$31.21	$71,783,000.00	$7,831.53

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of the registrant’s Class A common stock on March 11, 2021, as reported on the Nasdaq Global Select Market. The proposed maximum offering price per share of Class A common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholders of the securities registered hereunder.

PROSPECTUS

Construction Partners, Inc.

2,300,000 Shares of Class A Common Stock Offered by the Selling Stockholders

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 2,300,000 shares of our Class A common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement. The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders covered by this prospectus.

This prospectus provides a general description of the securities that the selling stockholders may offer. To the extent required by applicable law, each time securities are offered, we or the selling stockholders will provide this prospectus and a prospectus supplement, if required, containing more specific information about the specific offering. A prospectus supplement may also add, update or change information contained in this prospectus.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our Class A common stock. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our Class A common stock, par value $0.001 per share, is traded on The Nasdaq Global Select Market under the symbol “ROAD.” As of March 17, 2021, the closing price of our Class A common stock was $32.49.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our Class A common stock involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, the selling stockholders named in this prospectus may, from time to time, sell up to 2,300,000 shares of our Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, if the selling stockholders sell securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Any such prospectus supplement may also add, update or change information contained in this prospectus, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such prospectus supplement. You should read both the prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement, any issuer free writing prospectus or any documents that we incorporate by reference into this prospectus, any prospectus supplement or any issuer free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus, any related prospectus supplement and any related issuer free writing prospectus. You should not rely on any information or representations that are not contained or incorporated by reference in this prospectus, any related prospectus supplement or any related issuer free writing prospectus.

Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby or thereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Delivery of this prospectus, any applicable prospectus supplement or any related issuer free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof.

When used in this prospectus, any supplement to this prospectus or any related issuer free writing prospectus, the terms “CPI,” the “Company,” “we,” “our” and “us” refer to Construction Partners, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC that are incorporated by reference herein and elsewhere in this prospectus or any applicable prospectus supplement. We believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but these expectations may prove to be incorrect.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

•	declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies;

•	risks related to our operating strategy;

•	competition for projects in our local markets;

•	risks associated with our capital-intensive business;

•

a pandemic, such as the pandemic related to the novel strain of coronavirus known as COVID-19, and the measures that federal, state and local governments take to address it, which may exacerbate one or more of the risks mentioned herein and significantly disrupt or prevent us from operating our business for an extended period;

•

government inquiries, requirements and initiatives, including those related to funding for public infrastructure construction, land usage, environmental, health and safety matters, and governmental contracting requirements and other laws and regulations;

•	unfavorable economic conditions and restrictive financing markets;

•	our ability to successfully identify, manage and integrate acquisitions;

•	our ability to obtain sufficient bonding capacity to undertake certain projects;

•	our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us;

•	the cancellation of a significant number of contracts or our disqualification from bidding for new contracts;

•	risks related to adverse weather conditions;

•	our substantial indebtedness and the restrictions imposed on us by the terms thereof;

•	our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies;

•	our ability to retain key personnel and maintain satisfactory labor relations;

•	property damage and other claims and insurance coverage issues;

•	the outcome of litigation or disputes, including employment-related, workers’ compensation and breach of contract claims;

•	risks related to our information technology systems and infrastructure, including cybersecurity incidents;

•	our ability to maintain effective internal control over financial reporting; and

•	other events outside of our control.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements contained in this prospectus or any applicable prospectus supplement or included in a document incorporated by reference herein or therein speak only as of the date hereof or thereof, respectively. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT CONSTRUCTION PARTNERS, INC.

We are a civil infrastructure company that specializes in the construction and maintenance of roadways across Alabama, Florida, Georgia, North Carolina and South Carolina. Through our wholly owned subsidiaries, we provide a variety of products and services to both public and private infrastructure projects, with an emphasis on highways, roads, bridges, airports, and commercial and residential developments. Consistent with our vertical integration strategy, our primary operations consist of (i) manufacturing and distributing hot mix asphalt (“HMA”) for both internal use and sales to third parties in connection with construction projects, (ii) paving activities, including the construction of roadway base layers and application of asphalt pavement, (iii) site development, including the installation of utility and drainage systems, (iv) mining aggregates, such as sand and gravel, that are used as raw materials in the production of HMA, and (v) distributing liquid asphalt cement for both internal use and sales to third parties in connection with HMA production.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total revenues equals or exceeds $1.07 billion, (ii) September 30, 2023, which is the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our principal executive offices are located at 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303, and our telephone number at that address is (334) 673-9763. Our website address is www.constructionpartners.net. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. You may review filings that we make with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act, on the SEC’s website at www.sec.gov.

RISK FACTORS

An investment in our Class A common stock involves risks. Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition. The trading price of our Class A common stock could decline due to the occurrence of any of these risks and uncertainties, and investors could lose all or part of their investment. In assessing these risks and uncertainties, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

USE OF PROCEEDS

The selling stockholders may offer and sell up to an aggregate of 2,300,000 shares of our Class A common stock from time to time under this prospectus. We will not receive proceeds of any sale of securities by selling stockholders.

PLAN OF DISTRIBUTION

Selling stockholders may use this prospectus in connection with sales of up to 2,300,000 shares of our Class A common stock from time to time in one or more transactions (which may involve block transactions). Sales of shares by the selling stockholders pursuant to this prospectus may, from time to time, be made on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. In particular, the selling stockholders (including any of their donees, pledgees, transferees or other successors-in-interest) may sell or distribute the shares, from time to time, by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale or in the over-the-counter market;

•

through a block trade (which may involve crosses) in which the seller’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the lending of such securities;

•	through the distribution of such securities by the selling stockholders to their partners, members, beneficiaries or shareholders;

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;

•	through exchange distributions and/or secondary distributions or in the over-the-counter market in accordance with the rules of The Nasdaq Global Select Market or the applicable exchange;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through privately negotiated transactions;

•	through put or call option transactions;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through short sales;

•	through a combination of any such methods of sale; or

•	through any other method permitted by applicable law.

The selling stockholders may decide not to sell any shares of Class A common stock. The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly to other purchasers or through one or more agents, underwriters or broker-dealers. Any selling agent, underwriter or broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents, or from both sources. That compensation may be in excess of customary commissions. The selling stockholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions or concessions, and any profits on the sale of shares and any discounts, received by the selling stockholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Because the selling stockholders and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholders and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into by that selling stockholder with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale on The Nasdaq Global Select Market, a privately negotiated transaction, a block trade, a purchase of shares by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file an amendment to this prospectus or a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may also sell shares of Class A common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Class A common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholders’ beneficiaries, general partners and/or limited partners.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in the sale or distribution of the shares of Class A common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Class A common stock by, the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making and certain other activities with respect to the shares of Class A common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of Class A common stock in the market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

At any time at which a particular offer of the shares of Class A common stock is made by the selling stockholders or their donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Class A common stock. We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling stockholders are parties to a registration rights agreement with us. A copy of the registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For a more detailed description of the terms of the registration rights agreement, see the discussion under the heading “Selling Stockholders.”

Once sold under the registration statement of which this prospectus forms a part, the Class A common stock held by the selling stockholders will be freely tradable by the purchasers of such securities, other than our affiliates.

SELLING STOCKHOLDERS

This prospectus covers and includes the resale by certain selling stockholders from time to time of up to 2,300,000 shares of our Class A common stock. The selling stockholders may, from time to time, offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of selling stockholders’ interest in our Class A common stock other than through a public sale.

No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders. Information for each additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares registered on its behalf.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the beneficial ownership of the selling stockholders of Class A common stock, the aggregate number of shares of Class A common stock that such selling stockholders may offer pursuant to this prospectus and information with respect to shares to be beneficially owned assuming all of the shares of Class A common stock covered hereby are sold.

	Class A Common Stock Beneficially Owned Prior to Offering(1)		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering(2)
Name of Beneficial Holder	Shares	Percentage	Shares	Shares	Percentage
SunTx Fulcrum Fund Prime, L.P.(3)	5,611,712	14.3%	1,489,204	4,122,508	10.5%
SunTx Fulcrum Dutch Investors Prime, L.P.(3)	3,055,266	8.2%	810,796	2,244,470	6.0%

*	Represents less than one percent.
(1)

Percentage of beneficial ownership is based on 35,218,836 shares of Class A common stock and 16,572,909 shares of Class B common stock outstanding as of March 17, 2021. The shares of Class A common stock shown in the table include shares issuable upon conversion of outstanding shares of Class B common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the election of the holder thereof. See “Description of Capital Stock.” The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed a “beneficial owner” of Class A common stock if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the shares of Class A common stock. A person is also deemed to be a beneficial owner of any shares of Class A common stock that such person has the right to acquire beneficial ownership of within 60 days, including upon the conversion of Class B common stock to Class A common stock upon the election of the holder. For purposes of computing the percentage of outstanding shares of Class A common stock held by each person or group named above, any shares of Class A common stock that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2)

We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares covered by this prospectus. Because the selling stockholders may offer all or some of the shares from time to time pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering.

However, for purposes of this table, we have assumed that after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.
(3)

SunTx Capital Partners L.P. (“SunTx Partners GP”) is the general partner of each of SunTx Fulcrum Fund Prime, L.P. (“SunTx Fulcrum Fund”) and SunTx Fulcrum Dutch Investors Prime, L.P. (“SunTx Fulcrum Dutch Fund,” and together with SunTx Fulcrum Fund, the “SunTx Funds”). SunTx Capital Management Corp. (“SunTx Capital Management”) is the general partner of SunTx Partners GP. Ned N. Fleming, III, our Executive Chairman, is the sole shareholder and director of SunTx Capital Management. Craig Jennings and Mark R. Matteson, each a director of the Company, are executive officers of SunTx Capital Management. Each of SunTx Partners GP, SunTx Capital Management, Mr. Fleming, Mr. Jennings and Mr. Matteson may be deemed to beneficially own securities of the Company held by certain of the SunTx Funds. Each such entity and person disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The business address of each of the foregoing persons and entities is c/o SunTx Capital Management Corp., 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.

Material Relationships with Selling Stockholders

Board of Directors

Three of our directors, Ned N. Fleming, III, Mark R. Matteson and Craig Jennings, may be deemed to have voting and investment control over the shares of Class A common stock beneficially owned by the selling stockholders, as described in footnote 3 to the table above. We have entered into indemnification agreements with all of our directors, including Messrs. Fleming, Matteson and Jennings.

Registration Rights Agreement

We are a party to a registration rights agreement with the selling stockholders listed in the table above and certain other related parties, pursuant to which such parties have certain demand and “piggyback” registration rights with respect to shares of Class A common stock owned by such entities or their affiliates. We have prepared this prospectus and the registration statement of which it is a part to fulfill certain of our registration requirements with respect to the shares of our Class A common stock beneficially owned by the selling stockholders and listed in the table above. Under the registration rights agreement, we are required to pay all out-of-pocket expenses in connection with a registration, including filing and registration fees, printing costs, fees and expenses of our legal counsel and independent registered public accountants and fees and expenses for one legal counsel for the selling stockholders. The selling stockholders must pay all incremental selling expenses relating to the offering, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and any additional legal counsel engaged by the selling stockholders. Pursuant to the terms of the registration rights agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in a registration statement or prospectus or any amendment thereof or supplement thereto.

Secondary Offerings

In September 2019, we entered into an underwriting agreement with BofA Securities, Inc., Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. (“Raymond James”), as representatives of the several underwriters named therein, and SunTx CPI Expansion Fund, L.P. (“SunTx Expansion Fund”), SunTx Fulcrum Fund and SunTx Fulcrum Dutch Fund, as selling stockholders, pursuant to which the selling stockholders sold an aggregate of 5,000,000 shares of our Class A common stock at a public offering price of $14.25 per share (the “2019 Secondary Offering”). In October 2019, the underwriters of the 2019 Secondary Offering exercised their option to purchase from the selling stockholders a total of 750,000 shares of our Class A common stock at a price of $14.25 per share, before selling commissions and discounts. We did not receive any proceeds from the sale of shares by the selling stockholders and, pursuant to the registration rights agreement with the selling stockholders, we incurred approximately $0.7 million in expenses in connection with the 2019 Secondary Offering.

In June 2020, we entered into an underwriting agreement with Robert W. Baird & Co. Incorporated and Raymond James, as representatives of the several underwriters named therein, and SunTx Expansion Fund, SunTx Fulcrum Fund and SunTx Fulcrum Dutch Fund, as selling stockholders, pursuant to which the selling stockholders sold an aggregate of 5,750,000 shares of our Class A common stock at a public offering price of $16.50 per share (the “2020 Secondary Offering”). In addition, the underwriters of the 2020 Secondary Offering exercised in full their option to purchase an additional 862,500 shares of Class A common stock from the selling stockholders at a price of $16.50 per share. We did not receive any proceeds from the sale of shares by the selling stockholders and, pursuant to the registration rights agreement with the selling stockholders, we incurred approximately $0.2 million in expenses in connection with the 2020 Secondary Offering.

Management Services Agreement

We are party to a management services agreement with SunTx Capital Management, an affiliate of the selling stockholders. Pursuant to the agreement, SunTx Capital Management provides management services to the Company, including management services with respect to financing, business strategies and business development, in return for a monthly fee of $83,333, plus an amount not exceeding 2% of the total value of any acquisition, disposition, debt or equity financings by the Company and out-of-pocket expenses. For these management services, we paid SunTx Capital Management $1.5 million, $1.3 million and $1.4 million during the fiscal years ended September 30, 2018, 2019 and 2020, respectively. The management services agreement expires on October 1, 2023.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. It does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (as amended by an Amendment to the Amended and Restated Bylaws, the “Bylaws”), and the General Corporation Law of the State of Delaware (“DGCL”). Copies of the Certificate of Incorporation and Bylaws are filed with the SEC as exhibits to the documents that are incorporated by reference into the registration statement of which this prospectus is a part.

Authorized Capital Stock

Under the Certificate of Incorporation, our authorized capital stock consists of:

•	400,000,000 shares of Class A common stock, par value $0.001 per share;

•	100,000,000 shares of Class B common stock, par value $0.001 per share; and

•	10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

As of March 17, 2021, we had 35,218,836 shares of Class A common stock outstanding, 16,572,909 shares of Class B common stock outstanding and no shares of undesignated preferred stock issued or outstanding. As of March 17, 2021, we had reserved 1,697,466 additional shares of Class A common stock for issuance under our various stock and compensation incentive plans. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Dividend Rights

Holders of Class A common stock and Class B common stock are entitled to receive dividends at the same rate if, as and when declared by our board of directors, out of our legally available assets, in cash, property, shares of our common stock or other securities, after the payment of dividends required to be paid on our outstanding preferred stock, if any.

Voting Rights

The holders of Class A common stock are entitled to one vote per share. The holders of Class B common stock are entitled to ten votes per share. The holders of Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors, unless otherwise required by applicable law, the Certificate of Incorporation or the Bylaws. Neither class of our common stock has cumulative voting rights in the election of directors.

Liquidation Rights

Upon our liquidation, dissolution or winding up or upon a sale or disposition of all or substantially all of our assets, the assets legally available for distribution to our stockholders will be distributable ratably among the holders of Class A common stock and Class B common stock treated as a single class, subject to the prior satisfaction of all outstanding debts and other liabilities and the preferential rights and liquidation preferences to be paid on our outstanding preferred stock, if any.

Conversion Rights

Class A common stock is not convertible into any other shares of our capital stock. Shares of Class B common stock are convertible into shares of Class A common stock at any time at the option of the holder or upon any transfer, except for certain transfers described in the Certificate of Incorporation. In addition, upon the election of the holders of a majority of the then-outstanding shares of Class B common stock, all outstanding shares of Class B common stock will be converted into shares of Class A common stock. Once converted into shares of Class A common stock, shares of Class B common stock will not be reissued.

Modification of Rights

The Certificate of Incorporation provides that we will not amend, alter, repeal or waive certain provisions of the Certificate of Incorporation, or adopt any provision inconsistent therewith or effect any reclassification of the shares of Class A common stock or Class B common stock, unless such action is first approved by the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Class B common stock, voting as a separate class, and, to the fullest extent permitted by law, the holders of Class A common stock will have no right to vote thereon. However, this provision is subject to any other vote required by applicable law, and under Section 242(b)(2) of the DGCL, holders of Class A common stock would be entitled to vote as a class upon a proposed action, whether or not entitled to vote by the Certificate of Incorporation, if such action would increase or decrease the par value of Class A common stock, or alter or change the powers, preferences or special rights thereof so as to affect them adversely.

Other Matters

Neither the holders of Class A common stock nor the holders of Class B common stock have sinking fund or redemption provisions or preemptive rights. All outstanding shares of each class of our common stock are, and the shares of Class A common stock to be sold in this offering will be, fully paid and non-assessable.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for each class of our common stock.

Exchange Listing

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “ROAD.” Our Class B common stock is not listed on any stock market or exchange.

Preferred Stock

The Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Unless required by law or by any rules adopted by The Nasdaq Stock Market LLC, these authorized shares of preferred stock will be available for issuance without further action by our stockholders. We could issue a series of preferred stock that, depending on its terms, may impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which they might receive a premium over the market price for their shares of Class A common stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on Class A common stock, diluting the voting power of Class A common stock or subordinating the liquidation rights of Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

If we offer shares of preferred stock, we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The transfer agent, registrar, and dividend disbursement agent, if any, for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Certain Provisions of the Certificate of Incorporation and Bylaws

The Certificate of Incorporation and Bylaws of the Company contain certain provisions that may delay, defer or prevent a change in control of the Company.

Dual Class Structure

The Certificate of Incorporation provides for a dual class structure, under which each share of our Class A common stock has one vote per share and each share of our Class B common stock has ten votes per share. Because of our dual class structure, certain of our stockholders are able to control all matters submitted to our stockholders for approval, even if they own significantly less than 50% of the aggregate number of shares of all classes of our outstanding common stock. This concentrated control could discourage others from initiating a potential merger, takeover or other change of control transaction that other stockholders may view as being in their best interests.

Authorized but Unissued Capital Stock

The Certificate of Incorporation authorizes shares of Class A common stock, Class B common stock and preferred stock that are unissued and unreserved.

Classified Board

The Certificate of Incorporation and Bylaws classify the board of directors into three classes of directors as nearly equal in number as possible, each of which will serve for three years, with one class of directors being elected each year. This classification of directors will make it more difficult for stockholders to change the composition of our board of directors. The Certificate of Incorporation and Bylaws provide that, subject to any rights of holders of preferred stock, if any, to elect additional directors under specified circumstances, the number of directors may be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all then-outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that once no shares of our Class B common stock remain outstanding, directors may only be removed for cause, and then only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, the Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, if any, any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, that once no shares of our Class B common stock remain outstanding, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancy occurring on our board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by stockholders.

Special Meetings

The Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, Chief Executive Officer, the board of directors or at the request of the holders of 25% of the Class B common stock. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Requirement

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of the meeting that may have the effect of precluding the conduct of certain business at such meeting if such rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect his, her or its own slate of directors or otherwise attempting to influence or obtain control of our Company.

Business Combinations

The Certificate of Incorporation provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, such stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to such time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by such stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with his, her or its affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an interested stockholder to effect various business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that SunTx Capital Management and its affiliates, any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute interested stockholders for purposes of this provision.

No Cumulative Voting

The Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Limitation of Liability of Directors

The Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or its stockholders for monetary damages for breach of certain fiduciary duties as a director. Under the DGCL, a director’s liability may not be eliminated:

•	for any breach(es) of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

The Bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for certain liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for a breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Supermajority Voting

The Certificate of Incorporation and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter. For as long as shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy and entitled to vote on such alteration, amendment, change, addition, rescission or repeal. Once no shares of our Class B common stock remain outstanding, any alteration, amendment, change, addition, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The Certificate of Incorporation provides that once no shares of our Class B common stock remain outstanding, certain provisions of the Certificate of Incorporation may be altered, amended, changed, added to, rescinded or repealed only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our stock entitled to vote thereon, voting together as a single class.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum Clause

The Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any: (i) derivative action or proceeding brought on behalf of our Company; (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of our Company to our Company or our stockholders; (iii) action asserting a claim against our Company or any director or officer of our Company arising pursuant to any provision of the DGCL; or (iv) action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. In addition, the Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States are, to the fullest extent permitted by law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions unenforceable. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities to be hereby offered by the selling stockholders will be passed upon by Haynes and Boone, LLP, Dallas, Texas. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Construction Partners, Inc. as of September 30, 2020 and 2019 and for each of the years then ended incorporated in this prospectus by reference from the Construction Partners, Inc. Annual Report on Form 10-K for the year ended September 30, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes to our business or results of operations since September 30, 2020 that have not been described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.constructionpartners.net.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.constructionpartners.net.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (other than information “furnished” rather than “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 11, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 5, 2021;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended September 30, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 15, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on October 2, 2020, October 8, 2020, November 2, 2020, December 4, 2020, December 18, 2020, March 2, 2021 and March 8, 2021; and

•

the description of our Class  A common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K, filed with the SEC on December 11, 2020, including any amendments or reports that we may file in the future for the purpose of updating the description of our Class A common stock.

In addition, all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, for clarity, any information furnished to, but not filed with, the SEC) (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) after the date of this prospectus, in each case, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by calling us at (334) 673-9763 or by writing to us at Construction Partners, Inc., Attention: Corporate Secretary, 290 Healthwest Drive, Suite 2, Dothan, Alabama 36303. Our incorporated reports and other documents may be also accessed at our website, www.constructionpartners.net, or by contacting the SEC as described above in “Where You Can Find More Information.” The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Construction Partners, Inc.

2,300,000 Shares of Class A Common Stock Offered by the Selling Stockholders

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various costs and expenses that we expect to pay in connection with the sale and distribution of the securities registered hereunder. All amounts shown except for the SEC registration fee are estimates presented solely for the purposes of this Item.

SEC registration fee	$7,831.53
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Trustee and transfer agent expenses	(1)
Printing and engraving expenses	(1)
Miscellaneous expenses	$(1)

Total	$(1)

(1)

Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate that we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Limitation of Liability

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL or any other law of the State of Delaware. The effect of this provision is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL or any other law of the State of Delaware, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent that such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Indemnification

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Certificate of Incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while serving as our directors or officers, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Certificate of Incorporation is a contractual right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses are not deemed to be exclusive of any other rights that any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (to the extent permitted by applicable law) be prospective only, except to the extent that such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.

Our Bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of an indemnitee to bring a suit in the event that a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any of our directors, officers, employees or agents or any directors, officers, employees or agents of another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included or incorporated by reference in this registration statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Construction Partners, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 27, 2018)

3.2	Amended and Restated Bylaws of Construction Partners, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 27, 2018)

3.2A	Amendment to Amended and Restated Bylaws of Construction Partners, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-38479) filed on June 4, 2020)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 23, 2018)

Exhibit Number	Description

4.2	Registration Rights Agreement, dated June 8, 2007, by and among Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) and certain security holders party thereto (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-224174) filed on April 6, 2018)

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of RSM US LLP

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.
**

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dothan, State of Alabama, on March 18, 2021.

CONSTRUCTION PARTNERS, INC.

By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Construction Partners, Inc. hereby constitute and appoint Charles E. Owens and R. Alan Palmer, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Owens Charles E. Owens	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2021

/s/ R. Alan Palmer R. Alan Palmer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 18, 2021

/s/ Todd K. Andrews Todd K. Andrews	Chief Accounting Officer (Principal Accounting Officer)	March 18, 2021

/s/ Ned N. Fleming, III Ned N. Fleming, III	Executive Chairman of the Board	March 18, 2021

/s/ Craig Jennings Craig Jennings	Director	March 18, 2021

/s/ Mark R. Matteson Mark R. Matteson	Director	March 18, 2021

Signature	Title	Date

/s/ Michael H. McKay Michael H. McKay	Director	March 18, 2021

/s/ Stefan L. Shaffer Stefan L. Shaffer	Director	March 18, 2021

/s/ Noreen E. Skelly Noreen E. Skelly	Director	March 18, 2021